EXHIBIT 99.1

Jushi Holdings Inc. Reports Second Quarter 2022 Financial Results and Announces Non-Reliance on Previously Issued First Quarter 2022 Financial Statements

Second Quarter 2022 Revenue Growth of 52.4% YoY and 17.6% QoQ to $72.8 million

Completed NuLeaf Acquisition and Expanded Vertically Integrated Footprint in Nevada

Established Fifth Vertically Integrated State-Level Operation in Ohio with Medical Dispensary License Win

BOCA RATON, Fla., Aug. 29, 2022 (GLOBE NEWSWIRE) -- Jushi Holdings Inc. (“Jushi” or the “Company”) (CSE: JUSH) (OTCQX: JUSHF), a vertically integrated, multi-state cannabis operator, announced its financial results for the second quarter 2022 (“Q2 2022”) ended June 30, 2022. The Company became a U.S. reporting company effective August 12, 2022. All financial information is provided in U.S. dollars unless otherwise indicated and are prepared under U.S. Generally Accepted Accounting Principles (“GAAP”).

Second Quarter 2022 Highlights

  Total revenue of $72.8 million, an increase of 52.4% year-over-year and 17.6% as compared to the quarter ended March 31, 2022 (“Q1 2022”)
  Retail revenue increased 16.1% to $67.3 million and wholesale revenue increased 42.1% to $5.5 million, as compared to Q1 2022
  Gross profit of $26.7 million, an increase of 17.2% year-over-year and 39.5% as compared to Q1 2022
  Adjusted gross profit of $27.8 million, an increase of 19.1% year-over-year and 12.3% as compared to Q1 2022
  Net Income of $12.1 million
  Adjusted EBITDA of $0.5 million
  Cash and cash equivalents were $43.2 million as of the quarter end

Second Quarter 2022 Operational Highlights

  Expanded the Company’s vertically integrated footprint in Nevada with the completion of the NuLeaf, Inc. (“NuLeaf”) acquisition, adding a 27,000 sq. ft. cultivation facility, a 13,000 sq. ft. processing facility, and three adult-use and medical retail dispensaries in the state
  Opened the 32nd and 33rd retail locations nationwide, marking the Company’s third Beyond Hello™ location in California and fourth dispensary in Nevada
  Awarded a provisional medical marijuana dispensary license in the Cincinnati Tri-State Area of Ohio, establishing the Company’s fifth vertically integrated state-level operation
  Debuted two new product lines in Pennsylvania under the Company’s brand The Lab™, including a line of solventless live rosin extracts and a line of hydrocarbon extracts, comprised of high-quality vapes and concentrates

Recent Developments

  Transitioned from IFRS to U.S. GAAP reporting as a result of becoming a U.S. reporting issuer as of August 12, 2022
  Opened the 34th retail location nationwide and third Beyond Hello™ dispensary in Alexandria, Virginia
  Opening the 35th retail location nationwide and fourth Beyond Hello™ dispensary in Fairfax, Virginia on August 31, 2022

Management Commentary

“We are pleased to report solid second quarter top-line growth and improved sequential profitability, a strong indication that our strategy, capital investments and cost savings initiatives are building a strong foundation on which we can continue to execute, despite the challenging macroeconomic environment,” said Jim Cacioppo, Chief Executive Officer, Chairman and Founder of Jushi Holdings Inc. “The development of our footprint in Nevada, including the addition of NuLeaf’s high-quality assets, were meaningful contributors to our retail performance in the second quarter."

Mr. Cacioppo continued, “In the second quarter, we completed the first phase of construction of the cultivation portion of our grower-processor facilities in Pennsylvania and Virginia. In these two very important markets for Jushi, we are focused on expanding production, improving the sell-through rate of our own-branded products at our Beyond HelloTM stores and building-out our wholesale business. We are also focused on diversifying our product portfolio, including the introduction of many new strains, along with hydro-carbon products and Live Rosin vapes and concentrates that will allow us to differentiate our product offering, while continuing to meet consumer demand."

“Our team has done a commendable job navigating through these challenging market conditions. I am confident that our strong foundation and cost discipline will ensure we maintain our momentum into the second half of the year. We are excited about what lies ahead for Jushi and believe we are well-positioned to capitalize on the industry opportunity and drive long-term value for our shareholders," concluded Mr. Cacioppo.

Use of Non-GAAP Financial Information

We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the financial tables below, as well as the “Reconciliation of Non-GAAP Financial Measures” section of this press release.

Financial Results for the Second Quarter 2022

The following is a tabular summary and commentary of revenue, gross profit, adjusted gross profit, net income (loss), and net income (loss) per share for the three month periods ended June 30, 2022, March 31, 2022, and June 30, 2021.

($ in millions, except per share amounts)

	Quarter Ended June 30, 2022	Quarter Ended March 31, 2022	% Change	Quarter Ended June 30, 2022	Quarter Ended June 30, 2021	% Change
Revenue	$72.8	$61.9	17.6%	$72.8	$47.7	52.4%
Gross profit	26.7	19.1	39.5%	26.7	22.8	17.2%
Adjusted gross profit	27.8	24.8	12.3%	27.8	23.4	19.1%
Net income (loss)	12.1	(19.8)		12.1	3.6
Net income (loss) per share - basic	$0.06	$(0.11)		$0.06	$0.02
Net loss per share - diluted	$(0.15)	$(0.16)		$(0.15)	$(0.09)

Revenue in Q2 2022 increased 52.4% to $72.8 million as compared to $47.7 million in the second quarter of 2021 (“Q2 2021”), driven by the Company’s acquisitions in Nevada and Massachusetts, and new Beyond Hello™ store openings in Pennsylvania and Virginia. Revenue increased 17.6% to $72.8 million from $61.9 million in Q1 2022. The 17.6% increase in revenue was primarily driven by the acquisitions in Nevada in the first half of 2022, including contributions from four new state dispensaries, increased retail and wholesale activity in Massachusetts, and growth in retail sales in Illinois and Virginia.

Gross profit in Q2 2022 was $26.7 million, or 36.7% of revenue, compared to $19.1 million, or 30.9% of revenue in Q1 2022. Adjusted gross profit in Q2 2022 was $27.8 million, or 38.3% of revenue, compared to $24.8 million, or 40.0% of revenue in Q1 2022. Adjusted gross margin was negatively impacted by the under absorption of fixed costs at the Company's grower-processor facilities as the wholesale business scales and increased promotional activity of Jushi branded products in Pennsylvania.

Operating expenses in Q2 2002 were $38.7 million, or 53.3% of revenue, compared to $37.3 million, or 60.3% of revenue in Q1 2022. The 703 basis point improvement in operating expenses as a percentage of revenue was primarily driven by managing labor and staffing expenses across the organization and lower share based compensation.

Q2 2022 net income was $12.1 million, or $0.06 per basic share and net loss of $0.15 per diluted share, compared to net income of $3.6 million, or $0.02 per basic share and net loss of $0.09 per diluted share, in Q2 2021. The net loss of $0.15 per diluted share in Q2 2022 was primarily due to the dilutive impact of the outstanding warrant derivative liability.

Adjusted EBITDA in Q2 2022 was $0.5 million, an increase of $1.4 million as compared to $(0.9) million in Q1 2022 and a decrease of $4.1 million compared to $4.6 million in Q2 2021. Adjusted EBITDA expansion was slowed by infrastructure and headcount investments at our grower processors that continue to have a transitional impact as the Company scales and slower-than-expected growth of wholesale operations.

Balance Sheet and Liquidity

As of June 30, 2022, the Company had approximately $43.2 million of cash and cash equivalents. The Company paid approximately $14 million in capital expenditures during Q2 2022. For the balance of the year, we expect capital expenditures to be in the range of $15 to 25 million, prior to any potential tenant improvement reimbursements or financings, for a total of $55 to $65 million for the full year 2022, subject to market conditions and regulatory changes. As of June 30, 2022, the Company had approximately $200 million in principal amount of total debt, excluding leases and property, plant, and equipment financing obligations. As of August 29, 2022, the Company’s Acquisition Facility had $60 million of available capacity, including the $25 million accordion feature. As of August 29, 2022, the Company’s issued and outstanding shares were 195,989,084 and its fully diluted shares outstanding were 290,921,762.

Outlook

Mr. Cacioppo commented, “Moving into the second half of the year, we are revising our fourth quarter 2022 annualized revenue to be between $320 to $350 million, with a low double digit Adjusted EBITDA margin. At the retail level, we expect to open three additional Beyond Hello™ stores in the next four months, including two locations in Virginia and one in Ohio. We are also moving an underperforming store in Pennsylvania. Moreover, we will continue work on adding additional operational grow rooms and expanding production at our grower-processor facilities as we look to increase the sell-through rate of our own branded products through our network of retail stores, along with pursuing wholesale opportunities.”

Mr. Cacioppo concluded, “By the end of 2022, we expect to operate 37 retail locations and approximately 330,000 sq. ft. of cultivation and processing capabilities, including 100,000 sq. ft. of canopy. As always, we are fiercely committed to generating return on investment for our shareholders, and I look forward to reporting on the meaningful strides we expect to make as we continue to strengthen our business through the remainder of 2022.”

Non-Reliance on Previously Issued First Quarter 2022 Financial Statements

In connection with the preparation of the Company’s unaudited condensed consolidated financial statements for the three and six months ended June 30, 2022, the Company's management identified errors in its previously issued unaudited condensed balance sheet as of March 31, 2022, resulting in the understatement of certain non-current assets and associated accruals. In addition, management identified errors in the unaudited condensed consolidated statement of cash flows for three months ended March 31, 2022. Such errors resulted in the understatement of net cash flows used in operating activities, the overstatement of net cash flows used in investing activities, and the understatement of net cash flows provided by financing activities during the three months ended March 31, 2022. The Company believes such errors did not impact the cash balance as of March 31, 2022, and further believes there is no net change in cash flows during the three months then ended. The Company also believes that such errors will not materially impact the unaudited condensed consolidated financial statements as of and for the three and six months ended June 30, 2022.

As a result, the Company will be required to restate its unaudited condensed interim consolidated financial statements for the Quarter Ended March 31, 2022, filed in Canada on the System for Electronic Document Analysis and Retrieval (“SEDAR”) on May 27, 2022, as amended on June 24, 2022.

On August 28, 2022, the Company’s Audit Committee concluded, after discussion with the Company’s management and its advisors, that the Company’s previously issued unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2022 (“First Quarter 2022 Interim Financial Statements “) were materially misstated due to such errors. As a result, the Company’s First Quarter 2022 Interim Financial Statements should no longer be relied upon. Similarly, any previously issued or filed reports, registration statements, press releases, earnings releases and investor presentations or other communications describing the Company's First Quarter 2022 Interim Financial Statements should no longer be relied upon.

The Company will, as soon as practicable, make the appropriate adjustments, which will include restated consolidated financial statements and any other appropriate revisions.

Conference Call and Webcast Information

The Company will host a conference call to discuss its financial results for the second quarter 2022 at 9:00 a.m. ET today, Monday, August 29, 2022.

Event:	Second Quarter 2022 Financial Results Conference Call
Date:	Monday, August 29, 2022
Time:	9:00 a.m. Eastern Time
Live Call:	1-866-374-5140 (U.S. Toll-Free) / 1-866-455-3403 (Canada Toll-Free)
Conference ID:	53845580#
Webcast:	Register

For interested individuals unable to join the conference call, a webcast of the call will be available for one year following the conference call and can be accessed via webcast on Jushi’s Investor Relations website.

About Jushi Holdings Inc.
We are a vertically integrated cannabis company led by an industry-leading management team. In the United States, Jushi is focused on building a multi-state portfolio of branded cannabis assets through opportunistic acquisitions, distressed workouts, and competitive applications. Jushi strives to maximize shareholder value while delivering high-quality products across all levels of the cannabis ecosystem. For more information, visit jushico.com or our social media channels, Instagram, Facebook, Twitter and LinkedIn.

Forward-Looking Information and Statements

This press release contains certain "forward-looking information" within the meaning of applicable Canadian securities legislation as well as statements that may constitute "forward-looking statements" within the meaning of within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, contained in this press release, including statements regarding our strategy, future operations, intended expansion of our retail operations and production capacity, intended expansion of our cultivation facilities, future financial position, projected costs, prospects, plans and objectives of management, including without limitation Q4 2022 annualized guidance, as well as expected filings, materiality or significance and effects of errors on current or prior period financial statements, and any anticipated conclusions of the Company, the Audit Committee or the Company’s management related thereto, are forward-looking statements. These forward-looking statements are based on Jushi’s current expectations and beliefs concerning future developments and their potential effects. As a result, actual results could differ materially from those expressed by such forward-looking statements and such statements should not be relied upon. Generally, such forward-looking information or forward-looking statements can be identified by the use of forward-looking terminology such as “plans,” “expects” or “does not expect,” “is expected,” “budget,” “scheduled,” “estimates,” “forecasts,” “intends,” “anticipates” or “does not anticipate,” or “believes,” or variations of such words and phrases or may contain statements that certain actions, events or results “may,” “could,” “would,” “might” or “will be taken,” “will continue,” “will occur” or “will be achieved”. The forward-looking information and forward-looking statements contained herein may include but are not limited to, information concerning the expectations regarding Jushi, or the ability of Jushi to successfully achieve business objectives, and expectations for other economic, business, and/or competitive factors. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including risks related to the ability of Jushi to successfully and/or timely achieve business objectives, including with regulatory bodies, employees, suppliers, customers and competitors; changes in general economic, business and political conditions, including changes in the financial markets; changes in applicable laws; compliance with extensive government regulation, the risk that additional information may arise prior to the completion of restated condensed consolidated interim financial statements or other subsequent events that would require us to make additional adjustments, as well as other risks, uncertainties and other cautionary statements in the Company’s public filings with the applicable securities regulatory authorities on the SEC’s website at www.sec.gov and on SEDAR at www.sedar.com. Should one or more of these risks, uncertainties or other factors materialize, or should assumptions underlying the forward-looking information or statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated, or expected.

Although the Company believes that the assumptions and factors used in preparing, and the expectations contained in, the forward-looking information and statements are reasonable, undue reliance should not be placed on such information and statements, and no assurance or guarantee can be given that such forward-looking information and statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information and statements. The forward-looking information and forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information and/or forward-looking statements that are contained or referenced herein, except in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice.

For further information, please contact:

Investor Relations Contact:
Michael Perlman
Executive Vice President of Investor Relations
561-281-0247
investors@jushico.com

Media Contact:
Ellen Mellody
570-209-2947
ellen@mattio.com

The financial results contained herein are the responsibility of management and have not been reviewed by the Company’s independent registered public accounting firm, remains subject to change, and should not be considered final until the Company files its second quarter 2022 Quarterly Report on Form 10-Q.

JUSHI HOLDINGS INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
(in thousands of U.S. dollars, except share and per share amounts)

	Three Months Ended June 30, 2022	Three Months Ended March 31, 2022	Three Months Ended June 30, 2021
	(unaudited)
REVENUE, NET	$72,757	$61,888	$47,744
COST OF GOODS SOLD	(46,089)	(42,776)	(24,982)
GROSS PROFIT	$26,668	$19,112	$22,762

OPERATING EXPENSES	$38,745	$37,308	$26,357

LOSS FROM OPERATIONS	$(12,077)	$(18,196)	$(3,595)

OTHER INCOME (EXPENSE):
Interest expense, net	$(10,947)	$(10,116)	$(6,868)
Fair value gains (losses) on derivatives	42,572	14,309	21,098
Other, net	228	(703)	(487)
Total other income (expense), net	$31,853	$3,490	$13,743

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	$19,776	$(14,706)	$10,148
Provision for income taxes	$(7,710)	$(5,051)	$(6,711)
NET INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)	$12,066	$(19,757)	$3,437
Net loss attributable to non-controlling interests	$—	$—	$(190)
NET INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO JUSHI SHAREHOLDERS	$12,066	$(19,757)	$3,627
EARNINGS (LOSS) PER SHARE ATTRIBUTABLE TO JUSHI SHAREHOLDERS - BASIC	$0.06	$(0.11)	$0.02
Weighted average shares outstanding - basic	190,870,572	183,226,027	163,512,333
EARNINGS (LOSS) PER SHARE ATTRIBUTABLE TO JUSHI SHAREHOLDERS - DILUTED	$(0.15)	$(0.16)	$(0.09)
Weighted average shares outstanding - diluted	205,697,153	207,838,906	196,541,225

JUSHI HOLDINGS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands of U.S. dollars, except share amounts)

	June 30, 2022 (unaudited)	December 31, 2021
ASSETS
Current assets	$97,272	$154,356
Non-current assets	610,586	494,785
Total assets	$707,858	$649,141

LIABILITIES AND EQUITY
Current liabilities	$156,576	$83,926
Non-current liabilities	327,186	384,232
Total liabilities	$483,762	$468,158

Total equity	$224,096	$180,983
Total liabilities and equity	$707,858	$649,141

JUSHI HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands of U.S. dollars)

	Six Months Ended June 30,
	2022	2021
	(unaudited)
Net cash flows used in operating activities	$(27,738)	$(13,137)
Net cash flows used in investing activities	(61,741)	(43,391)
Net cash flows provided by financing activities	38,041	91,684
Effect of currency translation on cash and cash equivalents	(238)	(132)
NET CHANGE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$(51,676)	$35,024
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	95,487	85,857
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$43,811	$120,881

JUSHI HOLDINGS INC.
Reconciliation of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted Gross Profit

In addition to providing financial measurements based on GAAP, the Company provides additional financial metrics that are not prepared in accordance with GAAP. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate the Company’s financial performance. These non-GAAP financial measures are EBITDA, Adjusted EBITDA and Adjusted Gross Profit (defined below). Management believes that these non-GAAP financial measures reflect the Company’s ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparing financial results across accounting periods and to those of peer companies. As there are no standardized methods of calculating these non-GAAP measures, the Company’s methods may differ from those used by others, and accordingly, the use of these measures may not be directly comparable to similar measures used by others, thus limiting their usefulness. Accordingly, these non-GAAP measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

EBITDA, Adjusted EBITDA and Adjusted Gross Profit are financial measures that are not defined under GAAP. Management defines EBITDA as net income (loss), or “earnings”, before interest, income taxes, depreciation and amortization. Management defines Adjusted EBITDA as EBITDA before: (i) non-cash share-based compensation expense and other one-time charges; (ii) inventory-related adjustments; (iii) fair value changes in derivatives; (iv) other income/expense items (v) transaction costs; and (vi) start-up costs. These financial measures are metrics that have been adjusted from the GAAP net income (loss) measure in an effort to provide readers with a normalized metric in making comparisons more meaningful across the cannabis industry, as well as to remove non-recurring, irregular and one-time items that may otherwise distort the GAAP net income measure. Other companies in the Corporation’s industry may calculate this measure differently, limiting their usefulness as comparative measures. Management defines Adjusted Gross Profit as gross profit, as reported, adjusted to exclude certain inventory-related adjustments and start-up costs (within cost of goods sold).

JUSHI HOLDINGS INC.
UNAUDITED RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(in thousands of U.S. dollars)

	Three Months Ended June 30, 2022	Three Months Ended March 31, 2022	Three Months Ended June 30, 2021
NET INCOME (LOSS)(1)	$12,066	$(19,757)	$3,437
Income tax expense	7,710	5,051	6,711
Interest expense, net	10,947	10,116	6,868
Depreciation and amortization(2)	4,355	3,248	1,478
EBITDA (Non-GAAP)	$35,078	$(1,342)	$18,494
Non-cash share-based compensation and other one-time charges(3)	4,800	7,159	4,573
Inventory-related adjustments(4)	436	3,742	—
Fair value changes in derivatives	(42,572)	(14,309)	(21,098)
Other (income) expense items(5)	(1,096)	380	558
Start-up costs(6)	991	2,715	1,199
Transaction costs(7)	2,885	780	870
Adjusted EBITDA (Non-GAAP)	$522	$(875)	$4,596

(1) Net income (loss) includes amounts attributable to non-controlling interests.
(2) Includes amounts that are included in cost of goods sold and in operating expenses.
(3) Includes: (i) non-cash share-based compensation expense for the period; and (ii) severance costs.
(4) Includes: (i) inventory step-up on business combinations; (ii) inventory recall reserves; and (iii) reserves for discontinued products. The inventory step-up on business combinations relate to the fair value write-up on inventory acquired on the business acquisition date and then sold subsequent to the acquisition date. The inventory recall reserves relate to the estimated impact of the Pennsylvania Department of Health recall and ban of vape products containing certain cannabis concentrates. The ban was lifted in June 2022.
(5) Includes: (i) remeasurement of contingent consideration related to acquisitions; (ii) losses (gains) on investments and financial assets; and (iii) losses (gains) on legal settlements.
(6) Expansion and start-up costs incurred in order to prepare a location for its intended use. Start-up costs are expensed as incurred and are not indicative of ongoing operations of each new location.
(7) Transaction costs include: (i) registration statement costs such as professional fees and other costs relating to our SEC registration; and (ii) acquisition and deal costs.

JUSHI HOLDINGS INC.
UNAUDITED RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT
(in thousands of U.S. dollars)

	Three Months Ended June 30, 2022	Three Months Ended March 31, 2022	Three Months Ended June 30, 2021
Gross profit	$26,668	$19,112	$22,762
Inventory-related adjustments(1)	436	3,742	—
Start-up costs (within COGS)(2)	734	1,930	605
Adjusted gross profit	$27,838	$24,784	$23,367

(1) Includes: (i) inventory step-up on business combinations; (ii) inventory recall reserves; and (iii) reserves for discontinued products. The inventory step-up on business combinations relate to the fair value write-up on inventory acquired on the business acquisition date and then sold subsequent to the acquisition date. The inventory recall reserves relate to the potential impact of the Pennsylvania Department of Health recall and ban of vape products containing certain cannabis concentrates. The ban was lifted in June 2022.
(2) Expansion and start-up costs incurred in order to prepare a location for its intended use. Start-up costs are expensed as incurred and are not indicative of ongoing operations of each new location.